UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

UGI Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-11071 (Commission File Number)	23-2668356 (I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania (Address of principal executive offices)		19406 (Zip Code)

Registrant’s telephone number, including area code: 610 337-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2019, UGI Corporation, a Pennsylvania corporation (“UGI”), entered into that certain Credit Agreement (the “Credit Agreement”) by and among UGI, JPMorgan Chase Bank, N.A., as administrative agent, Citizens Bank, N.A., Credit Suisse AG, Cayman Islands Branch, PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, and the other financial institutions from time to time party thereto (collectively, the “Lenders”).

Under and subject to the terms and conditions of the Credit Agreement, the Lenders have committed to provide to UGI senior, unsecured term loans in an aggregate principal amount of up to $550 million, available in two tranches of $250 million (the “Term A-1 Loans”) and $300 million (the “Term A-2 Loans”), and senior, unsecured revolving credit loans in an aggregate principal amount of up to $300 million (the “Revolving Loans”), including a letter of credit subfacility of up to $10 million. UGI may use the proceeds of loans made under the Credit Agreement to finance the transactions described in Item 2.01 below, the acquisition of all of the publicly held common units representing limited partnership interests in AmeriGas Partners, L.P. (the “Partnership”) pursuant to the previously announced pending merger of an indirect, wholly owned subsidiary of UGI with and into the Partnership, certain other transactions and for general corporate purposes of UGI and its subsidiaries in the ordinary course of business.

ABR Loans (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the highest of (a) the federal funds open rate plus 0.50%, (b) the prime rate, or (c) the daily LIBOR rate plus 1.0%, and (2) the Applicable Rate (as defined in the Credit Agreement), each as in effect on the date of the borrowing. The Applicable Rate will be based on the leverage of UGI or credit ratings assigned to certain indebtedness of UGI. Eurodollar Loans (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the London interbank offered rates times the Statutory Reserve Rate (as defined in the Credit Agreement), and (2) the Applicable Rate.

In connection with the letters of credit, UGI will pay (1) a quarterly participation fee equal to the Applicable Rate for Eurodollar Revolving Loans (as defined in the Credit Agreement) in effect on such date, and (2) a quarterly fronting fee equal to 0.175% of the amount of letter of credit exposure, plus administrative expenses.

The Revolving Loans have a maturity date of the fifth anniversary of the effective date of the Revolving Loans. The Term A-1 Loans have a maturity date of the fifth anniversary of the effective date of the Term A-1 Loans. The Term A-2 Loans have a maturity date of the third anniversary of the effective date of the Term A-2 Loans. UGI may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of a financial ratio, covenants relating to financial reporting, compliance with laws and material contractual obligations, payment of obligations including tax liabilities, preservation of existence, books and records and inspection rights, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers and restrictions on sales of assets, and limitations on investments, restricted payments and transactions with affiliates.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other indebtedness of a specified amount, the bankruptcy or insolvency of UGI or any of its subsidiaries, monetary judgment defaults of a specified amount, change of control, and ERISA defaults resulting in a material adverse effect. In the event of a default by UGI, the administrative agent may, and at the request of the requisite number of Lenders shall, declare all amounts owed under the Credit Agreement immediately due and payable and terminate the Lenders’ commitments to make loans under the Credit Agreement. For defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Purchase or Sale.

On August 1, 2019, UGI Energy Services, LLC, a Pennsylvania limited liability company (“UGIES”), a wholly owned subsidiary of UGI, completed the acquisition of 100% of the outstanding membership interests in Columbia Midstream Group, LLC, a

Delaware limited liability company, from Columbia Midstream & Minerals, LLC (“CMMG”), an indirect, wholly owned subsidiary of TC Energy Corporation, for $1.187 billion in cash, pursuant to the Purchase and Sale Agreement dated July 2, 2019, by and among UGIES, CMMG and UGI, solely for the purpose of providing a limited parent guarantee of a portion of the purchase price, and TransCanada PipeLine USA Ltd., a Nevada corporation (“Seller Guarantor”), solely for the purpose of providing a limited parent guarantee of CMMG’s indemnification obligations.

In addition, on August 1, 2019, UGIES completed the acquisition of a 47.5% interest in Pennant Midstream, LLC, a Delaware limited liability company (“Pennant Midstream”), for $88 million in cash, pursuant to the Purchase and Sale Agreement dated July 2, 2019, by and among UGIES, CMMG and Seller Guarantor, solely for the purpose of providing a limited parent guarantee of CMMG’s indemnification obligations.

The foregoing description of the Purchase and Sale Agreements and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase and Sale Agreements, which were filed as Exhibit 2.1 and Exhibit 2.2 to the Current Report on Form 8-K filed by UGI with the Securities and Exchange Commission on July 3, 2019 and the terms of which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 1, 2019, UGI issued a press release announcing, among other things, completion of the transactions contemplated by the Purchase and Sale Agreements, which is attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference. The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of July 2, 2019, by and among UGI Energy Services, LLC, Columbia Midstream & Minerals Group, LLC, UGI Corporation and TransCanada PipeLine USA Ltd (incorporated by reference to Exhibit 2.1 to UGI’s Current Report on Form 8-K filed on July 3, 2019 (File No. 001-11071)).

2.2	Purchase and Sale Agreement – Pennant, dated as of July 2, 2019, by and among UGI Energy Services, LLC, Columbia Midstream & Minerals Group, LLC and TransCanada PipeLine USA Ltd (incorporated by reference to Exhibit 2.2 to UGI’s Current Report on Form 8-K filed on July 3, 2019 (File No. 001-11071)).

10.1	Credit Agreement, dated as of August 1, 2019, by and among UGI Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release dated August 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI CORPORATION

Date: August 1, 2019	By:	/s/ Jessica A. Milner
Jessica A. Milner
Assistant Secretary